I, William G. Papesh, principal executive officer of the WM Variable Trust (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Date: August 29, 2003

/s/________________
William G. Papesh
President and Chief Executive Officer
Principal Executive Officer

I, John T. West, principal financial officer of the WM Variable Trust (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Date: August 29, 2003

/s/________________
John T. West
Treasurer and Chief Financial Officer
Principal Financial Officer